Exhibit 99.1

Media Relations:	Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Reports Q1 FY19 Results

•	Delivers Revenue of $972 Million

•	Posts GAAP Diluted EPS of $1.60; Non-GAAP Diluted EPS of $1.83

•	Generates Record $549 Million in Cash Flow from Operations

•	Announces New $2 Billion Stock Repurchase Program

IRVINE, Calif., Feb. 5, 2019 – Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog semiconductors connecting people, places and things, today reported first fiscal quarter results for the period ended December 28, 2018. Revenue for the first fiscal quarter was $972.0 million.
On a GAAP basis, operating income for the first fiscal quarter of 2019 was $320.9 million with diluted earnings per share of $1.60. On a non-GAAP basis, operating income was $356.4 million with non-GAAP diluted earnings per share of $1.83.
“Despite macro weakness across our global mobile business, Skyworks delivered solid financial results driven by content gains, an expanding footprint in broad markets and our strong business model,” said Liam K. Griffin, president and chief executive officer of Skyworks. “During the quarter, we generated more than $500 million in cash flow from operations and exited the quarter with over $1 billion in cash. Looking ahead, we are leveraging our demonstrated technology leadership, trusted customer partnerships and innovative Sky5™ portfolio to capitalize on compelling 5G, IoT and automotive opportunities. We are enabling revolutionary applications and executing towards our vision of Connecting Everyone and Everything, All the Time.”

First Quarter Business Highlights

•	Partnered with Square to power secure, long-range retail payment systems

•	Captured content in NetGear’s WiFi 6–enabled routers

•	Supported remote access features for German and Korean automotive manufacturers

•	Ramped advanced wireless engines for Philips street lighting management platforms

•	Secured design wins with Bose and Sonos supporting high fidelity, smart audio

•	Shipped LPWAN connectivity devices for building automation applications

•	Expanded footprint in Nokia’s dual band residential gateways

•	Deployed 5G base station solutions for leading European infrastructure providers

•	Enabled Samsung’s Galaxy A and J Series smartphones with multimode, multiband front-ends

•	Launched antenna tuners, diversity receive modules, GPS devices and integrated transmit portfolio across LG’s mobile suite

Second Fiscal Quarter 2019 Outlook
We provide earnings guidance on a non-GAAP basis because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“In the March quarter, we expect diversification and momentum in our high-growth broad markets business to partially offset unit declines in mobile,” said Kris Sennesael, senior vice president and chief financial officer of Skyworks. “Specifically, in the second fiscal quarter of 2019, we anticipate revenue to be between $800 and $820 million with non-GAAP diluted earnings per share of $1.43 at the midpoint of our revenue range. Further, reflecting confidence in our business model and ability to consistently generate strong free cash flow, the Board of Directors has approved a new $2 billion stock repurchase program.”

Dividend Payment
Skyworks’ Board of Directors has declared a cash dividend of $0.38 per share of the Company's common stock, payable on March 19, 2019 to stockholders of record at the close of business on February 26, 2019.

Skyworks' First Fiscal Quarter 2019 Conference Call
Skyworks will host a conference call with analysts to discuss its first fiscal quarter 2019 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks’ website. To listen to the conference call via telephone, please call (800) 230-1059 (domestic) or (612) 234-9959 (international), confirmation code: 462168.
Playback of the conference call will begin at 9:00 p.m. Eastern time on February 5, and end at 9:00 p.m. Eastern time on February 12. The replay will be available on Skyworks’ website or by calling (800) 475-6701 (domestic) or (320) 365-3844 (international), access code: 462168.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (NASDAQ: SWKS). For more information, please visit Skyworks’ website at: www.skyworksinc.com.

Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends, as well as plans for dividend payments and share repurchases). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; our reliance on several key customers for a large percentage of our sales; the volatility of our stock price; declining selling prices, decreased gross margins, and loss of market share as a result of increased competition; our ability to obtain design wins from customers; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, imposition of trade protection measures (e.g., tariffs or taxes), increased import/export restrictions and controls, and possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; changes in laws, regulations and/or policies that could adversely affect our operations and financial results, the economy and our customers' demand for our products, or the financial markets and our ability to raise capital; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; our ability to develop, manufacture and market innovative products, avoid product obsolescence, reduce costs in a timely manner, transition our products to smaller geometry process technologies, and achieve higher levels of design integration; the quality of our products and any defect remediation costs; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; our ability to prevent theft of our intellectual property, disclosure of confidential information, or breaches of our information technology systems; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties; our ability to make certain investments and acquisitions, integrate companies we acquire, and/or enter into strategic alliances; and other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and other countries. Third-party brands and names are for identification purposes only, and are the property of their respective owners.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
(in millions, except per share amounts)	December 28, 2018	December 29, 2017
Net revenue	$972.0	$1,051.9
Cost of goods sold	486.9	515.1
Gross profit	485.1	536.8
Operating expenses:
Research and development	109.2	98.0
Selling, general and administrative	47.8	51.3
Amortization of intangibles	7.4	4.0
Restructuring and other charges (benefits)	(0.2)	—
Total operating expenses	164.2	153.3
Operating income	320.9	383.5
Other income, net	2.9	2.1
Income before income taxes	323.8	385.6
Provision for income taxes	38.9	315.2
Net income	$284.9	$70.4

Earnings per share:
Basic	$1.61	$0.38
Diluted	$1.60	$0.38
Weighted average shares:
Basic	176.6	183.1
Diluted	177.7	185.5

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended
(in millions)	December 28, 2018	December 29, 2017
GAAP gross profit	$485.1	$536.8
Share-based compensation expense [a]	3.6	4.1
Acquisition-related expenses [b]	1.9	—
Amortization of acquisition-related intangibles [c]	4.7	—
Non-GAAP gross profit	$495.3	$540.9
GAAP gross margin %	49.9%	51.0%
Non-GAAP gross margin %	51.0%	51.4%

	Three Months Ended
(in millions)	December 28, 2018	December 29, 2017
GAAP operating income	$320.9	$383.5
Share-based compensation expense [a]	20.8	25.8
Acquisition-related expenses [b]	2.1	0.7
Amortization of acquisition-related intangibles [c]	12.0	4.0
Litigation settlement, gains, losses and expenses [d]	0.7	—
Deferred executive compensation (benefit) [e]	(0.1)	—
Non-GAAP operating income	$356.4	$414.0
GAAP operating margin %	33.0%	36.5%
Non-GAAP operating margin %	36.7%	39.4%

	Three Months Ended
(in millions)	December 28, 2018	December 29, 2017
GAAP net income	$284.9	$70.4
Share-based compensation expense [a]	20.8	25.8
Acquisition-related expenses [b]	2.1	0.7
Amortization of acquisition-related intangibles [c]	12.0	4.0
Litigation settlement, gains, losses and expenses [d]	0.7	—
Deferred executive compensation (benefit) [e]	(0.1)	—
Tax adjustments [f]	4.2	270.6
Non-GAAP net income	$324.6	$371.5

	Three Months Ended
	December 28, 2018	December 29, 2017
GAAP net income per share, diluted	$1.60	$0.38
Share-based compensation expense [a]	0.12	0.14
Acquisition-related expenses [b]	0.01	—
Amortization of acquisition-related intangibles [c]	0.07	0.02
Litigation settlement, gains, losses and expenses [d]	0.01	—
Tax adjustments [f]	0.02	1.46
Non-GAAP net income per share, diluted	$1.83	$2.00

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, certain impairment and restructuring-related charges, litigation settlement, gains, losses and expenses, certain deferred executive compensation and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense, acquisition-related expenses, and amortization of acquisition-related intangibles. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, litigation settlement, gains, losses and expenses, and certain deferred executive compensation. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, litigation settlement, gains, losses and expenses, certain deferred executive compensation, and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related expenses, including deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Impairment and Restructuring-Related Charges - these charges are one-time in nature and have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement, Gains, Losses and Expenses - because such gains, losses and expenses (1) are not considered by management in making operating decisions, (2) are infrequent in nature, (3) are generally not directly controlled by management, (4) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and/ or (5) can vary significantly in amount between companies and make comparisons less reliable.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement, because that expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP diluted earnings per share for the second quarter of our 2019 fiscal year (“Q2 2019”). We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of Q2 2019 GAAP diluted earnings per share to a forward-looking estimate of Q2 2019 non-GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q2 2019 (other than estimated share-based compensation expense of $0.10 to $0.15 per diluted share, certain tax items of $0.01 to $0.05 per diluted share and estimated amortization of intangibles of $0.05 to $0.09 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement, gains, losses and expenses and other unanticipated non-recurring items not reflective of ongoing operations. The probable significance of these unknown items, in the aggregate, is estimated to be in the range of $0.00 to $0.10 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended December 28, 2018, approximately $3.6 million, $12.5 million and $4.7 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended December 29, 2017, approximately $4.1 million, $11.2 million and $10.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expenses recognized during the three months ended December 28, 2018, include a $0.2 million charge to general and administrative expenses primarily associated with acquisitions completed or contemplated during the period and a $1.9 million charge to cost of goods sold related to the sale of acquired inventory.

The acquisition-related expenses recognized during the three months ended December 29, 2017, include a $0.7 million charge to general and administrative expenses, primarily associated with acquisitions completed or contemplated during the period.

[c]
During the three months ended December 28, 2018, the Company incurred $4.7 million and $7.3 million in amortization of acquisition-related intangibles included in cost of goods sold, and selling, general and administrative expense, respectively.

During the three months ended December 29, 2017, the Company incurred $4.0 million in amortization of acquisition-related intangibles included in selling, general and administrative expense.

[d]	During the three months ended December 28, 2018, the Company recognized $0.7 million in non-recurring charges.

[e]	During the three months ended December 28, 2018, the Company recognized a $0.1 million benefit in deferred executive compensation expense.

[f]
During the three months ended December 28, 2018, these amounts primarily represent the use of net operating loss and credit carryforwards, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

During the three months ended December 29, 2017, these amounts primarily represent a one-time charge of $257.8 million related to the mandatory deemed repatriation tax on foreign earnings, a one-time charge of $18.5 million related to the revaluation of deferred tax assets and liabilities related to tax reform, use of net operating loss carryforwards, deferred tax expense not affecting taxes payable, and non-cash expense (benefit) related to uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
(in millions)	December 28, 2018	September 28, 2018
Assets
Cash, cash equivalents and marketable securities	$1,101.8	$1,050.2
Accounts receivable, net	524.4	655.8
Inventory	493.1	490.2
Property, plant and equipment, net	1,140.6	1,140.9
Goodwill and intangible assets, net	1,319.9	1,333.5
Other assets	159.1	158.3
Total assets	$4,738.9	$4,828.9

Liabilities and Equity
Accounts payable	$156.5	$229.9
Accrued and other liabilities	544.1	502.0
Stockholders’ equity	4,038.3	4,097.0
Total liabilities and equity	$4,738.9	$4,828.9

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in millions)	December 28, 2018	December 29, 2017
Cash flow from operating activities
Net income	$284.9	$70.4
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	20.8	25.8
Depreciation	77.5	63.6
Amortization of intangible assets, including inventory step-up	15.5	5.5
Deferred income taxes	1.8	21.4
Other, net	1.0	—
Changes in operating assets:
Receivables, net	131.4	(4.1)
Inventory	(5.0)	34.5
Other current and long-term assets	(2.6)	(20.6)
Accounts payable	(22.2)	(105.4)
Other current and long-term liabilities	45.9	269.7
Net cash provided by operations	549.0	360.8
Cash flow from investing activities
Capital expenditures	(129.5)	(28.2)
Purchased intangibles	—	(6.0)
Purchases of marketable securities	(2.2)	—
Maturities and sales of marketable securities	303.2	—
Net cash provided by (used in) investing activities	171.5	(34.2)
Cash flow from financing activities
Repurchase of common stock - payroll tax withholdings on equity awards	(19.4)	(44.7)
Repurchase of common stock - stock repurchase program	(284.0)	(172.5)
Dividends paid	(67.1)	(59.1)
Net proceeds from exercise of stock options	2.4	14.4
Net cash used in financing activities	(368.1)	(261.9)
Net increase in cash and cash equivalents	352.4	64.7
Cash and cash equivalents at beginning of period	733.3	1,616.8
Cash and cash equivalents at end of period	$1,085.7	$1,681.5